UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 28, 2007

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-11244	35-1547518
(Commission File Number)	(IRS Employer Identification No.)

711 Main Street
Box 810
Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2007, German American Bancorp, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Lender”) executed and delivered to each other an amendment to the Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated December 29, 2006 ("Loan Agreement") between the Lender and the Company. Pursuant to the amendment, the Lender extended the $15 million revolving line of credit established by the Loan Agreement (of which $2 million had been borrowed by the Company as of September 28, 2007) through September 30, 2008, and modified the capital maintenance covenant of the Company specified by the Loan Agreement in certain respects, all as set forth in the text of the amendment which is filed as Exhibit 99 to this report and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements And Exhibits.

(c)	Exhibits

Exhibit 99
First Amendment to Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of September 28, 2007, by and between JPMorgan Chase Bank, N.A., and German American Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

	By:	/s/ Mark A. Schroeder
Date: October 1, 2007		Mark A. Schroeder, President

EXHIBIT INDEX

Exhibit 99
First Amendment to Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of September 28, 2007, by and between JPMorgan Chase Bank, N.A., and German American Bancorp, Inc.